EXHIBIT 32.1

CERTIFICATION

In connection with the periodic report of SANUWAVE Health, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin A. Richardson, II, Chief Executive Officer (and principal executive officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:  May 20, 2019

 /s/ Kevin A. Richardson II
     Kevin A. Richardson II
     Chief Executive Officer
     (principal executive officer)